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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 15, 1999




                               TBM HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Florida                      0-18707                   59-282441
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


136 Main Street, Westport, Connecticut                                06880
(Address of Principal Executive Office)                             (Zip Code)

Registrant's telephone number, including area code                (203) 227-6140


         Specialty Retail Group, Inc., 477 Madison Avenue, 14th Floor,
                           New York, New York, 10022
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

              On June 15, 1999, the Company completed a private placement, in which it issued and sold an aggregate of 2,546,000 restricted shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at $5.00 per share, for aggregate proceeds of $12,730,000. See Item 5 for a description of the private placement and certain other transactions, including the one-for-412.92 reverse stock split effectuated immediately prior to the closing of the private placement and the contribution to capital of all outstanding Series A-1 Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock").

              Prior to the completion of the private placement, Seymour Zises, the former sole director of the Company, may have been deemed the beneficial owner of 7.4% of the outstanding Common Stock and each of his brother, the wife of one of his brothers and the daughter of his other brother may have been deemed the beneficial owners of 2.6%, 7.3% and 6.9%, respectively, of such outstanding Common Stock. In addition, a limited partnership controlled by a brother of Mr. Zises held 2,394,130 shares of Preferred Stock, which represented 20.8% of the outstanding voting stock of the Company. Following completion of the one-for-412.92 reverse stock split and the private placement, Mr. Zises and his family beneficially own 0.27% of the outstanding Common Stock of the Company, which Common Stock is publicly traded. The investors in the private placement purchased in the aggregate 99.14% of the Common Stock of the Company. The remaining .59% of the Company's Common Stock is publicly traded. None of the investors in the private placement acquired a controlling interest in the Company. To the knowledge of the Company, there is no agreement among the investors in the private placement to act together for the purpose of acquiring, voting or disposing of the Common Stock of the Company.

              Effective upon the closing of the private placement and pursuant to the Stock Purchase and Reorganization Agreement described in Item 5, Seymour Zises appointed a new Board of Directors consisting of Anand Sharma, William A. Schwartz, Daniel A. Levinson, Amy L. Weisman, Michael Stone, George Koenigsaecker and Rainer H. Bosselmann and resigned as sole director of the Company. This change in the composition of the Board of Directors may be deemed a change of control. After the closing of the private placement, except as described above, the Company is not aware of the terms of any other arrangements or understandings between or among Seymour Zises or his associates, on the one hand, and any of the investors or their associates, on the other hand. The following table contains information regarding the shareholdings of the Company's current directors and officers and is based solely on the Company's review of information derived from subscription documents relating to the private placement. The Company is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, its officers and directors are not subject to the reporting requirements of Section 13 or Section 16 of the Exchange Act. Therefore, except as otherwise indicated in the footnotes below, the information contained in the following table does not represent beneficial ownership, and therefore does not include information pertaining to voting and investment power.



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
                                                   SHARES OF COMMON STOCK       PERCENT OF COMMON STOCK
NAME AND TITLE                                            ACQUIRED                    ACQUIRED(1)
--------------                                            --------                    -----------
Rainer H. Bosselmann                                            0                           0
Director

George Koenigsaecker(2)                                     4,000                           *
Director

Daniel A. Levinson(3)                                      40,000                         1.6%
Director

William Sample                                              2,000                           *
Vice President, Operations

William A. Schwartz(4)                                     50,000                         1.9%
President, Chief Operating Officer and
Director

Anand Sharma(5)                                            50,000                         1.9%
Chairman and Chief Executive Officer

Michael L. Stone(6)                                             0                           0
Director

Amy L. Weisman(7)                                               0                           0
Secretary and Director


ITEM 5.       OTHER EVENTS.

              On June 15, 1999, the Company completed a private placement of its Common Stock pursuant to which the Company issued and sold 2,546,000 shares of Common Stock for aggregate proceeds of $12,730,000. The offering was made through Winslow, Evans & Crocker, Inc., a placement agent ("Winslow"), solely to accredited investors (the "Investors"). The Company paid Winslow a placement agent fee of $30,000.


--------

*        Represents less than 1% of the Company's outstanding Common Stock

(1)      Based on 2,568,000 shares of Common Stock outstanding.

(2) Mr. Koenigsaecker is President of Hon Industries, Inc., which purchased 100,000 shares of Common Stock in the private placement.

(3) Mr. Levinson purchased 40,000 shares of Common Stock in the private placement through Tri-Lev, LLC, a family investment vehicle. Mr. Levinson is the President of Colt Services, Inc., the manager of Colt Capital, LLC, which purchased 400,000 shares of Common Stock in the private placement.

(4) Mr. Schwartz and his family members purchased 50,000 shares in the private placement. Mr. Schwartz is a Managing Member of TBM Capital II, LLC, which purchased 140,000 shares of Common Stock in the private placement.

(5) Mr. Sharma and his family members purchased 50,000 shares in the private placement. Mr. Sharma is a Managing Member of TBM Capital II, LLC, which purchased 140,000 shares of Common Stock in the private placement.

(6) Mr. Stone is a general partner of J.H. Whitney & Co. Three affiliates of J.H. Whitney & Co., J.H. Whitney II, L.P., J.H. Whitney Value Fund I, L.P. and Whitney Strategic Partners, III, purchased 390,000, 100,000 and 10,000 shares of Common Stock, respectively, in the private placement.

(7) A member of Ms. Weisman's family purchased 4,000 shares of Common Stock in the private placement.


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              The private placement was effectuated pursuant to a Stock Purchase and Reorganization Agreement (the "Purchase Agreement"), dated as of June 15, 1999, among the Company, formerly named Specialty Retail Group, Inc., Seymour Zises, Colt Services, Inc. ("Colt") and TBM Consulting Group, Inc. ("TBM," and together with Colt, the "Purchasers"). In connection with the Purchase
Agreement, the Company issued to the Purchasers and their respective designees, warrants to purchase an aggregate of 20% of the Company's Common Stock on a fully diluted basis. The Company also paid the Purchasers an aggregate of $300,000 at closing for consulting services rendered in connection with transactions contemplated by the Purchase Agreement. The Company issued to Seymour Zises and his designee, warrants to purchase an aggregate of 1% of the Common Stock on a fully diluted basis. As a condition to closing, Seymour Zises appointed the current Board of Directors and resigned as the sole director.

              Immediately prior to the closing of the private placement, Seymour Zises, in his capacity as sole director of the Company, authorized, and holders of a majority of the voting stock of the Company approved, (i) a one-for-412.92 reverse stock split of the Company's Common Stock for shareholders of record as of June 15, 1999, and (ii) the contribution to capital of all outstanding Preferred Stock. The reverse stock split reduced the number of outstanding shares from 9,084,238 to 22,000 shares. Holders of fractional shares as a result of the reverse stock split have been offered the option to have the Company redeem their shares based on a price of $5.00 per share. In addition, the Company changed its name from Specialty Retail Group, Inc. to TBM Holdings, Inc. and changed its ticker symbol on Nasdaq OTC from SRGC to TBMH.

              The Company has no current operating business and intends to use the proceeds of the private placement to purchase an operating company within a manufacturing industry. Although the Company has identified and is considering several companies for possible acquisition, there are no definitive agreements with respect to any acquisition at this time.

              A copy of the press release announcing the consummation of the private placement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

              Following the closing of the private placement, the Board of Directors approved, and the Company will enter into the Consulting Agreements and the Employment Agreement described below.

              The Consulting and Management Services Agreement between the Company and TBM will provide for the provision by TBM of regular and customary Kaizen consulting and management services to the Company on a priority basis. The Company will compensate TBM for its services at its published pricing rates. The initial term of such agreement is for a period of five (5) years and is thereafter renewable on an annual basis.

              The Consulting Agreement between the Company and Colt, a company owned by Mr. Levinson, will provide for the provision by Colt of advice regarding the implementation of the Company's business plan. Colt will advise as to strategy and achievement of objectives, senior level staffing, acquisitions and financings, financial structure, public company issues and the like. For its advice to the Company following the Company's acquisition of an operating company (the "Initial Acquisition"), Colt will receive a monthly consulting fee of $12,500 per month. In addition, Colt's offices, currently shared with TBM, will be located within the offices of the Company. The Company expects that Colt will pay market rent for its office but will benefit from the utilization of Company-paid office personnel and common facilities. The term of such agreement shall continue so long as Colt or its affiliates maintain an equity interest in the Company.



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              The Company will also enter into a Consulting Agreement with TBM and Colt pursuant to which TBM and Colt will provide transaction-related and financing advice for follow-on acquisitions and implementation of the business plan. For its advice to the Company, TBM and Colt will receive, in the aggregate, a 1% transaction/financing completion fee upon the closing of future transactions, including mergers, acquisitions, divestitures or other financings, with such transaction completion fee capped at $600,000 per transaction or financing. TBM will receive 25% and Colt will receive 75% of such fee. The initial term of such agreement is for a period of five (5) years from the Initial Acquisition and is thereafter renewable on an annual basis.

              In addition, the Company will enter into an Employment Agreement between the Company and William A. Schwartz pursuant to which Mr. Schwartz will devote 50% of his business time to the Company prior to the Initial Acquisition and thereafter will devote 100% of his business time to the operations and management of the Company. Mr. Schwartz will continue to be a principal and director of TBM and will spend such time as is necessary to address normal and customary commitments related thereto to the extent that such activity does not interfere with his full-time commitment to the operations of the Company. Prior to the Initial Acquisition, Mr. Schwartz will receive compensation in the amount of $130,000 plus ordinary and customary benefits. Following the Initial Acquisition, Mr. Schwartz's salary will be $260,000 plus ordinary and customary benefits for similarly situated executives, provided that at the Board's discretion, Mr. Schwartz's compensation and or time commitment can be adjusted if the Company's size and business plan do not justify such salary. In addition, his employment agreement will contain standard confidentiality and non-compete provisions. The term of Mr. Schwartz's Employment Agreement is four years.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) None.

         (b) None.

         (c) Exhibits.


Exhibit No.    Description
-----------    -----------
    2.1        Stock Purchase and Reorganization Agreement, dated as of
               June 15, 1999, among Specialty Retail Group, Inc., Seymour
               Zises, Colt Services, Inc. and TBM Consulting Group, Inc.

   99.1 Press release announcing the consummation of the private placement.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TBM HOLDINGS, INC.


                                             By: /s/ William A. Schwartz
                                                 -----------------------
                                                     William A. Schwartz
                                                     President


Dated:   June 28, 1999




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